Dear Shareholder,

We are excited to present you with the enclosed proxy related to the approval of Champlain Investment Partners, LLC as the new sub-advisor to each of the EP China Fund, EP Latin America Fund and EP Emerging Markets Small Companies Fund (previously the EP Asia Small Companies Fund) and the proposed reorganization of the EP China Fund and EP Latin America Fund into the EP Emerging Markets Small Companies Fund.

New Sheridan Advisors, LLC, the sub-advisor previously managing Euro Pacific’s EP China Fund, EP Latin America Fund and EP Emerging Markets Small Companies Fund was acquired by Champlain Investment Partners on June 30, 2015, and Champlain is serving as the sub-advisor to each of those Funds on an interim basis until the shareholders of the Fund approves the new sub-advisory agreement with Champlain.  Russell Hoss and Rick Hoss continue to serve as the portfolio managers to the Funds as employees of Champlain. Champlain brings a wealth of resources to the management team, with nearly 20 years of experience managing money and $6.6 billion under management.

In the enclosed proxy we are asking you to vote “for” two items:

1)	Appointing Champlain Investment Advisors as the sub-advisor to the EP China Fund, EP Latin America Fund and EP Emerging Markets Small Companies Fund.
2)	Reorganizing the EP China Fund and the EP Latin America Fund into the EP Emerging Markets Small Companies Fund.

Voting “for” each proposal has a number of advantages for you as the shareholder of these funds:

Appointment of New Sub-Advisor
•	The appointment of Champlain Investment Advisors as subadvisor gives the portfolio managers additional research resources to manage the Funds’ investments.

Proposed Reorganization
•	We believe that market demand for regional funds is now limited, and that a broader strategy, focusing on emerging market small companies, has a much larger potential market which is currently underserved.
•	Thus we expect the combination of the three Funds will increase economies of scale, potentially resulting in lower fees for you as a shareholder.

Each Fund expects that its shareholders generally will recognize no gain or loss for federal income tax purposes as a result of the proposed reorganization.

We hope that you will vote “FOR” each proposal. If you have any questions, please reach out to your investment advisor or broker, or call 1-800-727-7922 for more information.

Sincerely,

Peter Schiff
President & CEO
Euro Pacific Capital, Inc.

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

Euro Pacific Asset Management

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SAMPLE BALLOT

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial **(888) 227-9349** (toll free) to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free **(800) 761-6532** Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 123456789101

EP Emerging Markets Small Companies Fund
EP China Fund
EP Latin America Fund
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [OCTOBER 16, 2015]

The undersigned, revoking prior proxies, hereby appoints Joy Ausili and Max Banhazl, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of the EP Emerging Markets Small Companies Fund, EP China Fund, EP Latin America Fund (the "Fund"), a series of Investment Managers Series Trust (the "Trust"), to be held at the offices of Mutual Fund Administration Corp., 2220 E. Route 66, Suite 226, Glendora, California 91740, on [October 16, 2015, at 2:00 p.m. Pacific Time], or at any adjournment thereof, upon the Proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(800) 761-6532**. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [October 16, 2015]. The proxy statement for this meeting is available at: **www.proxyonline.com/docs/EuroPacific.pdf**

EP Emerging Markets Small Companies Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. The appointment of Champlain Investment Partners ("Champlain") as the new sub-advisor to the Fund.	○	○	○

THANK YOU FOR VOTING

EP China Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

____

SIGNATURE (AND TITLE IF APPLICABLE) DATE

____

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. The appointment of Champlain Investment Partners ("Champlain") as the new sub-advisor to the Fund.	○	○	○
2. The proposed reorganization of the EP China Fund into the EP Emerging Markets Small Companies Fund.	○	○	○

THANK YOU FOR VOTING

EP Latin America Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

____

SIGNATURE (AND TITLE IF APPLICABLE) DATE

____

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. The appointment of Champlain Investment Partners ("Champlain") as the new sub-advisor to the Fund.	○	○	○
2. The proposed reorganization of the EP Latin America Fund into the EP Emerging Markets Small Companies Fund.	○	○	○

THANK YOU FOR VOTING